UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2010

CHINA KANGTAI CACTUS BIO-TECH, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-33097	87-0650263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 99 Taibei Road Limin Economy and Technology Developing District Harbin, P.R.C.	150025
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (86) 451-57351189 ext 126

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02          Termination of a Material Definitive Agreement.

On April 30, 2010, China Kangtai Cactus bio-Tech, Inc. (the “Company”) entered into a termination agreement (the “Termination Agreement”) with Seaside 88, LP (“Seaside”) pursuant to which the parties agreed to mutually terminate the Common Stock Purchase Agreement, dated November 5, 2009, between the Company and Seaside 88, LP (the “Purchase Agreement”) with no further obligations. The parties agreed to enter into the Termination Agreement because the Company believes the financing terms as contemplated by the Purchase Agreement is not in the best interest of the Company at the current time.

As previously disclosed in a Current Report on Form 8-K filed on November 9, 2009, the Purchase Agreement provides for the offer and sale of up to 2,100,000 shares of the Company’s common stock to Seaside.

The Company has not incurred any early termination penalties and there are no further obligations outstanding under the Purchase Agreement.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Termination Agreement dated April 30, 2010 by and between the Company and Seaside 88, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA KANGTAI CACTUS BIO-TECH, INC.

By:	/s/ JINJIANG WANG
President and Chief Executive Officer

Date: April 30, 2010